Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces Second Quarter 2017 Results

Key Performance Indicators

•	Earnings per share ("EPS") increased 40% year-over-year to $0.74, up 42% sequentially.

◦	Net Income increased 43% year-over-year to $68 million, up 42% sequentially.

•	Total Brokerage and Advisory Assets increased 11% year-over-year to $542 billion, up 2% sequentially.

•	Total Net New Assets were an inflow of $0.4 billion, translating to a 0.3% annualized growth rate.

◦	Net new advisory assets were an inflow of $5.9 billion, translating to a 10% annualized growth rate.

◦	Net new brokerage assets were an outflow of $5.5 billion, translating to a (7%) annualized rate.

◦	Advisor count decreased to 14,256, down 98 sequentially, and up 63 year-over-year.

◦
Excluding anticipated departures discussed during the Company's Q1 2017 earnings call, total net new assets were an inflow of $2.1 billion, net new advisory assets were an inflow of $6.1 billion, net new brokerage assets were an outflow of $4.0 billion, and advisor count increased by 2.

•	Gross Profit** increased 13% year-over-year to $389 million, up 3% sequentially.

•	EBITDA** increased 29% year-over-year to $170 million, up 12% sequentially.

◦	EBITDA as a percentage of Gross Profit was 44%, up from 38% a year ago, and up from 40% sequentially.

◦	Core G&A** increased 5% year-over-year to $176 million, but decreased slightly sequentially.

Key Updates

•	Narrowed 2017 Core G&A** outlook range to $710 to $720 million.

•	Continued share repurchases, buying 910 thousand shares for $36 million at an average price of $39.78.

BOSTON - July 27, 2017 — LPL Financial Holdings Inc. (NASDAQ: LPLA) (the “Company”) today announced results for its second quarter ended June 30, 2017, reporting net income of $68 million, or $0.74 per share. This compares with $48 million, or $0.53 per share, in the second quarter of 2016 and $48 million, or $0.52 per share, in the prior quarter.
“We remain focused on our strategic priorities of growing our core business and executing with excellence,” said Dan Arnold, president and CEO. “We continue to enhance the retail investor experience and help advisors grow their business by enriching our advisory solutions and transforming our client statements. Our growth in advisory assets reflects our advisors using these enhancements to win in the marketplace.”
“Our business continued to deliver strong financial results in Q2,” said Matt Audette, CFO. “We remained focused on driving productivity and efficiency, and we generated operating leverage. We also put more capital to work as we increased the pace of our share repurchases."

Additional Second Quarter 2017 Financial and Business Highlights
Market Drivers

•	S&P 500 index ended the quarter at 2,423, up 3% sequentially. The S&P 500 index averaged 2,398 during the quarter, up 3% sequentially.

•	Federal Funds Daily Effective Rate averaged 95 bps during the quarter, up 25 bps sequentially.
Advisors

•	Production retention rate was 93.4%. Excluding anticipated client departures discussed during the Company's Q1 2017 earnings call, the production retention rate was 96.5%.
Gross Profit

•	Gross profit increased 3% sequentially, primarily driven by higher advisory fees, cash sweep, and sponsor revenues.
Expenses

•	Core G&A expenses decreased slightly sequentially, primarily driven by lower payroll taxes.

•	Promotional expenses decreased 13% sequentially, primarily driven by lower conference expenses.
Capital Management

•	Returned capital to shareholders totaling $59 million or $0.64 per share.

◦	Repurchased 910 thousand shares for $36 million, at an average price of $39.78 per share.

◦
Paid dividends of $23 million on May 25, 2017. For the third quarter, the Company’s Board of Directors has declared a $0.25 cent quarterly dividend to be paid on August 24, 2017 to shareholders of record as of August 10, 2017.

•	Capital expenditures were $28 million, primarily driven by technology spend.

•	Cash available for corporate use was $527 million as of quarter-end.

•
Credit Agreement Net Leverage Ratio, which now only applies to the revolving credit facility, was 3.08x, down 0.24x from the prior quarter. After applying $300 million of cash available for corporate use to Credit Agreement Net Debt, this left an additional $227 million of cash, which if applied to the debt, would further reduce the Credit Agreement Net Leverage Ratio to 2.72x.

Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EST on Thursday, July 27, 2017. The conference call can be accessed by dialing either 877-677-9122 (domestic) or 708-290-1401 (international) and entering passcode 46787812.
The conference call will also be webcast simultaneously on the Investor Relations section of the Company's website (investor.lpl.com), where a replay of the call will also be available following the live webcast. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering passcode 46787812. The telephonic replay will be available until 11:59 p.m. EST on August 3, 2017 and the webcast replay will be available until August 17, 2017.
About LPL Financial
LPL Financial LLC, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ:LPLA), is a leader in the retail financial advice market and served approximately $542 billion in brokerage and advisory assets as of June 30, 2017. LPL is one of the fastest growing RIA custodians and the nation’s largest independent broker-dealer (based on total revenues, Financial Planning magazine June 1996-2017), and the firm and its financial advisors were ranked No. 1 in net customer loyalty in a 2016 Cogent ReportsTM study. The Company provides proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to more than 14,000 financial advisors and over 700 financial institutions, enabling them to provide a range of financial services including wealth management, retirement planning, financial planning and other investment services to help their clients turn life’s aspirations into financial realities. As of June 30, 2017, financial advisors associated with LPL served more than 4 million client accounts across the U.S. as well as an estimated 46,000 retirement plans with an estimated $138 billion in retirement plan assets. Additionally, LPL supports approximately 3,700 financial advisors licensed and affiliated with insurance companies with customized clearing, advisory platforms, and technology solutions. LPL Financial and its affiliates have more than 3,400 employees with primary offices in Boston, Charlotte, and San Diego. For more information, visit www.lpl.com.
Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.
**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP measures by excluding or including certain items can be helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Gross Profit is calculated as net revenues, which were $1,066 million for the three months ended June 30, 2017, less commission and advisory expenses and brokerage, clearing, and exchange fees, which were $663 million and $14 million, respectively, for the three months ended June 30, 2017. All other expense categories, including depreciation and amortization, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers its gross profit amounts to be non-GAAP measures that may not be comparable to those of others in its industry. Management believes that Gross Profit can be useful to investors because it shows the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, which were $926 million for the three months ended June 30, 2017, excluding the following expenses: commission and advisory, regulatory charges (see FN 8), promotional (see FN 9), employee share-based compensation (see FN 10), depreciation and amortization, amortization of intangible assets, and brokerage, clearing, and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A against the Company’s total operating expenses, please see footnote 7 on page 18 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort. Prior to 2016, the Company calculated Core G&A as consisting of total operating expenses, excluding the items described above, as well as excluding other items that primarily consisted of acquisition and integration costs resulting from various acquisitions and organizational restructuring and conversion costs. Beginning with results reported for Q1 2016, Core G&A was presented as including these items that were historically adjusted out.
EBITDA is defined as net income plus interest expense, income tax expense, depreciation, and amortization. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization and further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s Credit Agreement-defined EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, outlook, growth, prospects, business strategies, future market position, future operating environment, and goals, including forecasts and statements relating to the Company’s future expense growth, capital plans, and future enhancements to the retail investor experience, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of July 27, 2017. The words “anticipates”, “believes”, “expects”, “may”, “plans”, “predicts”, “will”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; fluctuations in the value of advisory and brokerage assets; fluctuations in levels of net new assets and the related impact on revenue; fluctuations in the number of retail investors served by the Company; effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; changes in the number of the Company's financial advisors and institutions, and their ability to market effectively financial products and services; whether the retail investors served by newly-recruited advisors choose to open brokerage and/or advisory accounts and/or move their respective assets to new accounts at the Company; changes in interest rates and fees payable by banks participating in the Company's cash sweep program, including the Company's success in negotiating agreements with current or additional counterparties; the Company's strategy in managing cash sweep program fees; changes in the growth and profitability of the Company's fee-based business; the effect of current, pending and future legislation, regulation and regulatory actions, including the U.S. Department of Labor's final rule ("DOL Rule") and disciplinary actions imposed by federal and state securities regulators and self-regulatory organizations; the costs of settling and remediating issues related to pending or future regulatory matters or legal proceedings; execution of the Company's capital management plans, including its compliance with the terms of its existing credit agreement and the indenture governing its senior notes; the price, the availability of shares, and trading volumes of the Company's common stock, which will affect the timing and size of future share repurchases by the Company; changes made to the Company’s offerings and services in response to the current, pending and future legislation, regulation and regulatory actions, including the DOL Rule, and the effect that such changes may have on the Company’s gross profit streams and costs; execution of the Company's plans and its success in realizing the expense savings and service improvements and efficiencies expected to result from its initiatives and programs, particularly its expense plans and technological initiatives; the Company's success in negotiating and developing commercial arrangements with third-party services providers; the performance of third-party service providers to which business processes are transitioned from the Company; the Company's ability to control operating risks, information technology systems risks, cybersecurity risks, and sourcing risks; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2016 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or subsequent filings with the SEC. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
REVENUES
Commission	$420,706	$445,755	(6%)	$841,870	$882,482	(5%)
Advisory	346,515	322,955	7%	676,374	642,387	5%
Asset-based	173,450	137,797	26%	330,673	274,048	21%
Transaction and fee	109,361	101,824	7%	217,523	204,514	6%
Interest income, net of interest expense	5,976	5,238	14%	11,769	10,568	11%
Other	9,496	5,612	69%	22,722	10,487	117%
Total net revenues	1,065,504	1,019,181	5%	2,100,931	2,024,486	4%
EXPENSES
Commission and advisory	663,046	660,680	—%	1,308,109	1,296,691	1%
Compensation and benefits	110,299	105,773	4%	223,511	219,828	2%
Promotional	32,006	34,717	(8%)	68,660	70,401	(2%)
Depreciation and amortization	21,190	18,749	13%	41,937	37,711	11%
Amortization of intangible assets	9,453	9,509	(1%)	18,944	19,034	—%
Occupancy and equipment	22,987	21,980	5%	48,186	43,817	10%
Professional services	18,757	14,984	25%	34,294	32,139	7%
Brokerage, clearing and exchange expense	13,890	13,609	2%	28,076	27,198	3%
Communications and data processing	10,645	10,971	(3%)	21,659	21,468	1%
Other	24,201	24,656	(2%)	46,764	44,156	6%
Total operating expenses	926,474	915,628	1%	1,840,140	1,812,443	2%
Non-operating interest expense	26,261	23,804	10%	51,612	47,694	8%
Loss on extinguishment of debt	—	—	n/m	21,139	—	n/m
Income before provision for income taxes	112,769	79,749	41%	188,040	164,349	14%
PROVISION FOR INCOME TAXES	44,335	31,900	39%	71,417	66,108	8%
NET INCOME	$68,434	$47,849	43%	$116,623	$98,241	19%
Earnings per share, basic	$0.76	$0.54	41%	$1.29	$1.10	17%
Earnings per share, diluted	$0.74	$0.53	40%	$1.27	$1.10	15%
Weighted-average shares outstanding, basic	90,251	89,019	1%	90,060	88,992	1%
Weighted-average shares outstanding, diluted	92,013	89,699	3%	91,996	89,669	3%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(Dollars in thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q2 2017	Q1 2017	Q4 2016
REVENUES
Commission	$420,706	$421,164	$423,267
Advisory	346,515	329,859	325,383
Asset-based	173,450	157,223	144,136
Transaction and fee	109,361	108,162	102,788
Interest income, net of interest expense	5,976	5,793	5,342
Other	9,496	13,226	6,541
Total net revenues	1,065,504	1,035,427	1,007,457
EXPENSES
Commission and advisory	663,046	645,063	646,501
Compensation and benefits	110,299	113,212	108,741
Promotional	32,006	36,654	35,602
Depreciation and amortization	21,190	20,747	19,783
Amortization of intangible assets	9,453	9,491	9,499
Occupancy and equipment	22,987	25,199	25,609
Professional services	18,757	15,537	17,944
Brokerage, clearing and exchange expense	13,890	14,186	14,213
Communications and data processing	10,645	11,014	12,652
Other	24,201	22,563	27,075
Total operating expenses	926,474	913,666	917,619
Non-operating interest expense	26,261	25,351	24,895
Loss on extinguishment of debt	—	21,139	—
INCOME BEFORE PROVISION FOR INCOME TAXES	112,769	75,271	64,943
PROVISION FOR INCOME TAXES	44,335	27,082	23,207
NET INCOME	$68,434	$48,189	$41,736
Earnings per share, basic	$0.76	$0.54	$0.47
Earnings per share, diluted	$0.74	$0.52	$0.46
Weighted-average shares outstanding, basic	90,251	89,868	89,212
Weighted-average shares outstanding, diluted	92,013	92,004	91,014

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$945,133	$747,709
Cash and securities segregated under federal and other regulations	534,002	768,219
Restricted cash	42,733	42,680
Receivables from:
Clients, net of allowance of $427 at June 30, 2017 and $1,580 at December 31, 2016	295,388	341,199
Product sponsors, broker-dealers, and clearing organizations	166,687	175,122
Advisor loans, net of allowance of $5,780 at June 30, 2017 and $1,852 at December 31, 2016	192,485	194,526
Others, net of allowance of $10,050 at June 30, 2017 and $12,851 at December 31, 2016	212,635	189,632
Securities owned:
Trading — at fair value	14,360	11,404
Held-to-maturity	11,833	8,862
Securities borrowed	17,619	5,559
Fixed assets, net of accumulated depreciation and amortization of $394,737 at June 30, 2017 and $355,919 at December 31, 2016	392,300	387,368
Goodwill	1,365,838	1,365,838
Intangible assets, net of accumulated amortization of $399,718 at June 30, 2017 and $380,775 at December 31, 2016	335,052	353,996
Other assets	264,060	242,812
Total assets	$4,790,125	$4,834,926
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$150,101	$198,839
Payables to clients	777,220	863,765
Payables to broker-dealers and clearing organizations	52,668	63,032
Accrued commission and advisory expenses payable	128,804	128,476
Accounts payable and accrued liabilities	380,585	385,545
Income taxes payable	17,936	4,607
Unearned revenue	80,633	62,785
Securities sold, but not yet purchased — at fair value	99	183
Senior secured credit facilities, net of unamortized debt issuance cost of $16,884 at June 30, 2017 and $21,924 at December 31, 2016	2,178,866	2,175,436
Leasehold financing obligation	104,764	105,649
Deferred income taxes, net	25,352	25,614
Total liabilities	3,897,028	4,013,931
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 122,052,498 shares issued at June 30, 2017 and 119,917,854 shares issued at December 31, 2016	122	120
Additional paid-in capital	1,506,632	1,445,256
Treasury stock, at cost — 32,130,595 shares at June 30, 2017 and 30,621,270 shares at December 31, 2016	(1,254,759)	(1,194,645)
Accumulated other comprehensive income	—	315
Retained earnings	641,102	569,949
Total stockholders’ equity	893,097	820,995
Total liabilities and stockholders’ equity	$4,790,125	$4,834,926

LPL Financial Holdings Inc.
Management's Statements of Operations (1)
(Dollars in thousands, except per share data)
(Unaudited)
The information presented on pages 9-17 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP measures, and operational and performance metrics. For information on non-GAAP measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q2 2017	Q1 2017	% Change	Q2 2016	% Change
Gross Profit
Sales-based commissions	$181,843	$186,577	(3%)	$218,266	(17%)
Trailing commissions	238,863	234,587	2%	227,489	5%
Advisory	346,515	329,859	5%	322,955	7%
Commission and advisory fees(2)	767,221	751,023	2%	768,710	—%
Commission and advisory expense	(663,046)	(645,063)	3%	(660,680)	—%
Commission and advisory fees, net of payout	104,175	105,960	(2%)	108,030	(4%)
Cash sweep(3)	71,848	59,651	20%	40,857	76%
Other asset-based(4)	101,602	97,572	4%	96,940	5%
Transaction and fee	109,361	108,162	1%	101,824	7%
Interest income and other(5)	15,472	19,019	(19%)	10,850	43%
Total net commission and advisory fees and attachment revenue	402,458	390,364	3%	358,501	12%
Brokerage, clearing, and exchange expense	(13,890)	(14,186)	(2%)	(13,609)	2%
Gross profit(6)	388,568	376,178	3%	344,892	13%

G&A Expense
Core G&A(7)	176,428	177,026	—%	168,076	5%
Regulatory charges(8)	5,428	5,270	n/m	5,567	n/m
Promotional(9)	32,006	36,654	(13%)	34,717	(8%)
Employee share-based compensation(10)	5,033	5,229	(4%)	4,721	7%
Total G&A	218,895	224,179	(2%)	213,081	3%
EBITDA	169,673	151,999	12%	131,811	29%
Depreciation and amortization	21,190	20,747	2%	18,749	13%
Amortization of intangible assets	9,453	9,491	—%	9,509	(1%)
Non-operating interest expense	26,261	25,351	4%	23,804	10%
Loss on extinguishment of debt	—	21,139	n/m	—	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	112,769	75,271	50%	79,749	41%
PROVISION FOR INCOME TAXES	44,335	27,082	64%	31,900	39%
NET INCOME	$68,434	$48,189	42%	$47,849	43%
Earnings per share, diluted	$0.74	$0.52	42%	$0.53	40%
Weighted-average shares outstanding, diluted	92,013	92,004	—%	89,699	3%

LPL Financial Holdings Inc.
Management's Statements of Operations Trend (1)
(Dollars in thousands, except per share data)
(Unaudited)
The information presented on pages 9-17 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP measures, and operational and performance metrics. For information on non-GAAP measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q2 2017	Q1 2017	Q4 2016
Gross Profit
Sales-based commissions	$181,843	$186,577	$188,943
Trailing commissions	238,863	234,587	234,324
Advisory	346,515	329,859	325,383
Commission and advisory fees (2)	767,221	751,023	748,650
Commission and advisory expense	(663,046)	(645,063)	(646,501)
Commission and advisory fees, net of payout	104,175	105,960	102,149
Cash sweep(3)	71,848	59,651	48,756
Other asset-based(4)	101,602	97,572	95,380
Transaction and fee	109,361	108,162	102,788
Interest income and other(5)	15,472	19,019	11,883
Total net commission and advisory fees and attachment revenue	402,458	390,364	360,956
Brokerage, clearing, and exchange expense	(13,890)	(14,186)	(14,213)
Gross profit(6)	388,568	376,178	346,743

G&A Expense
Core G&A(7)	176,428	177,026	180,974
Regulatory charges(8)	5,428	5,270	6,275
Promotional(9)	32,006	36,654	35,602
Employee share-based compensation(10)	5,033	5,229	4,772
Total G&A	218,895	224,179	227,623
EBITDA	169,673	151,999	119,120
Depreciation and amortization	21,190	20,747	19,783
Amortization of intangible assets	9,453	9,491	9,499
Non-operating interest expense	26,261	25,351	24,895
Loss on extinguishment of debt	—	21,139	—
INCOME BEFORE PROVISION FOR INCOME TAXES	112,769	75,271	64,943
PROVISION FOR INCOME TAXES	44,335	27,082	23,207
NET INCOME	$68,434	$48,189	$41,736
Earnings per share, diluted	$0.74	$0.52	$0.46
Weighted-average shares outstanding, diluted	92,013	92,004	91,014

LPL Financial Holdings Inc.
Operating Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2017	Q1 2017	% Change	Q2 2016	% Change
Market Drivers
S&P 500 Index (end of period)	2,423	2,363	3%	2,099	15%
Fed Funds Daily Effective Rate (FFER) (average bps)	95	70	25bps	37	58bps

Assets (dollars in billions)
Brokerage Assets(11)	$305.2	$304.6	—%	$291.9	5%
Advisory Assets(12)	236.8	225.7	5%	196.1	21%
Total Brokerage and Advisory Assets(13)	$542.0	$530.3	2%	$488.0	11%
Advisory % of Total Assets	43.7%	42.6%	110bps	40.2%	350bps

Net New Advisory Assets(14)	$5.9	$6.0	n/m	$2.8	n/m
Net New Brokerage Assets(15)	(5.5)	(3.4)	n/m	(1.5)	n/m
Total Net New Assets(16)	$0.4	$2.6	n/m	$1.3	n/m

Net Brokerage to Advisory Conversions (17)	$2.0	$2.3	n/m	$1.4	n/m
Advisory NNA Annualized Growth(18)	10%	11%	n/m	6%	n/m
Total NNA Annualized Growth(19)	0.3%	2%	n/m	1%	n/m

Non-Hybrid RIA Brokerage Assets(20)	$237.9	$239.1	(1%)	$234.1	2%
Corporate Platform Advisory Assets(20)	137.7	133.6	3%	121.6	13%
Total Corporate Assets(20)	375.6	372.7	1%	355.7	6%
Brokerage Assets Associated with Hybrid RIAs(21)	67.3	65.5	3%	57.8	16%
Hybrid Platform Advisory Assets(21)	99.1	92.1	8%	74.5	33%
Total Hybrid Platform Assets(21)	166.4	157.6	6%	132.3	26%
Total Brokerage and Advisory Assets(13)	$542.0	$530.3	2%	$488.0	11%
Hybrid % of Total Assets	30.7%	29.7%	100bps	27.1%	360bps

Brokerage Retirement Assets(22)	$149.9	$148.4	1%	$144.0	4%
Advisory Retirement Assets(22)	131.5	124.5	6%	106.3	24%
Total Brokerage and Advisory Retirement Assets(22)	$281.4	$272.9	3%	$250.3	12%
Retirement % of Total Assets	51.9%	51.5%	40bps	51.3%	60bps

Insured Cash Account Balances(23)	$20.8	$22.0	(5%)	$21.0	(1%)
Deposit Cash Account Balances(24)	3.7	4.2	(12%)	—	n/m
Money Market Account Cash Balances(25)	3.3	3.8	(13%)	8.2	(60%)
Total Cash Sweep Balances(26)	$27.8	$30.0	(7%)	$29.2	(5%)
Cash Sweep % of Total Assets	5.1%	5.7%	(60bps)	6.0%	(90bps)

Insured Cash Account Fee - bps(27)	108	88	20	63	45
Deposit Cash Account Fee - bps(27)	85	62	23	—	n/m
Money Market Account Fee - bps(27)	69	53	16	37	32
Total Cash Sweep Fee - bps(27)	100	80	20	56	44

LPL Financial Holdings Inc.
Monthly Metrics (1)
(Dollars in thousands, except where noted)
(Unaudited)

(End of Period $ in billions, unless noted)	June 2017	May 2017	May to Jun % Change	April 2017	March 2017
Assets Served
Brokerage Assets(11)	$305.2	$306.0	(0.3%)	$305.9	$304.6
Advisory Assets(12)	236.8	233.5	1.4%	228.9	225.7
Total Brokerage and Advisory Assets(13)	$542.0	$539.5	0.5%	$534.8	$530.3

Net New Advisory Assets(14)	$2.0	$2.5	n/m	$1.4	$2.3
Net New Brokerage Assets(15)	$(2.1)	$(2.1)	n/m	$(1.3)	$(1.1)
Total Net New Assets(16)	$(0.1)	$0.4	n/m	$0.1	$1.2

Net Brokerage to Advisory Conversions(17)	$0.6	$0.8	n/m	$0.6	$0.7

Insured Cash Account Balances(23)	$20.8	$20.9	(0.5%)	$21.4	$22.0
Deposit Cash Account Balances(24)	3.7	3.8	(2.6%)	3.9	4.2
Money Market Account Cash Balances(25)	3.3	3.6	(8.3%)	3.7	3.8
Total Client Cash Sweep Balances(26)	$27.8	$28.3	(1.8%)	$29.0	$30.0

Market Indices
S&P 500 Index (end of period)	2,423	2,412	0.5%	2,384	2,363
Fed Funds Effective Rate (average bps)	104	91	13bps	91	79

LPL Financial Holdings Inc.
Financial Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2017	Q1 2017	% Change	Q2 2016	% Change
Commission Revenue by Product
Variable annuities	$167,454	$166,796	—%	$173,421	(3%)
Mutual funds	134,510	131,474	2%	135,770	(1%)
Alternative investments	6,719	7,171	(6%)	9,098	(26%)
Fixed annuities	39,560	36,912	7%	53,623	(26%)
Equities	18,799	21,974	(14%)	20,706	(9%)
Fixed income	26,256	27,495	(5%)	21,279	23%
Insurance	16,294	17,722	(8%)	19,980	(18%)
Group annuities	11,000	11,479	(4%)	11,686	(6%)
Other	114	141	(19%)	192	(41%)
Total commission revenue	$420,706	$421,164	—%	$445,755	(6%)

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Variable annuities	$53,032	$50,925	4%	$64,987	(18%)
Mutual funds	34,909	36,461	(4%)	38,223	(9%)
Alternative investments	3,645	5,154	(29%)	7,002	(48%)
Fixed annuities	34,931	32,094	9%	50,970	(31%)
Equities	18,799	21,974	(14%)	20,706	(9%)
Fixed income	20,501	21,902	(6%)	16,288	26%
Insurance	14,861	16,146	(8%)	18,595	(20%)
Group annuities	1,051	1,780	(41%)	1,303	(19%)
Other	114	141	(19%)	192	(41%)
Total sales-based commissions	$181,843	$186,577	(3%)	$218,266	(17%)
Trailing commissions
Variable annuities	$114,422	$115,871	(1%)	$108,434	6%
Mutual funds	99,601	95,013	5%	97,547	2%
Alternative investments	3,074	2,017	52%	2,096	47%
Fixed annuities	4,629	4,818	(4%)	2,653	74%
Fixed income	5,755	5,593	3%	4,991	15%
Insurance	1,433	1,576	(9%)	1,385	3%
Group annuities	9,949	9,699	3%	10,383	(4%)
Total trailing commissions	$238,863	$234,587	2%	$227,489	5%
Total commission revenue	$420,706	$421,164	—%	$445,755	(6%)

LPL Financial Holdings Inc.
Financial Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2017	Q1 2017	% Change	Q2 2016	% Change
Payout Rate
Base Payout Rate(28)	82.94%	82.99%	(5bps)	83.20%	(26bps)
Production Based Bonuses	2.56%	1.72%	84bps	2.44%	12bps
GDC Sensitive Payout	85.50%	84.71%	79bps	85.64%	(14bps)
Non-GDC Sensitive Payout (29)	0.92%	1.18%	(26bps)	0.31%	61bps
Total Payout Ratio	86.42%	85.89%	53bps	85.95%	47bps
Production Based Bonuses Ratio (Trailing Twelve Months)	2.7%	2.7%	—	2.7%	—

LPL Financial Holdings Inc.
Capital Management Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2017		Q1 2017
Credit Agreement EBITDA(30)
Net income	$68,434		$48,189
Non-operating interest expense	26,261		25,351
Provision for income taxes	44,335		27,082
Loss on extinguishment of debt	—		21,139
Depreciation and amortization	21,190		20,747
Amortization of intangible assets	9,453		9,491
EBITDA	169,673		151,999
Credit Agreement Adjustments:
Employee share-based compensation expense(10)	5,033		5,229
Advisor share-based compensation expense(31)	1,821		1,742
Other(32)	7,631		5,596
Credit Agreement EBITDA	$184,158		$164,566

Cash Available for Corporate Use(33)
Cash at Parent(34)	$408,381		$413,431
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	109,714		130,885
Other Available Cash	8,555		6,966
Total Cash Available for Corporate Use	$526,650		$551,282

Credit Agreement Net Leverage
Total Debt	$2,195,750		$2,200,000
Cash Available (up to $300 million)	300,000		300,000
Credit Agreement Net Debt	$1,895,750		$1,900,000
Credit Agreement EBITDA (trailing twelve months)(35)	$614,627		$573,091
Credit Agreement Net Leverage Ratio(36)	3.08	x	3.32	x

LPL Financial Holdings Inc.
Debt Schedule (1)
(Dollars in thousands, except where noted)
(Unaudited)

Total Debt	Outstanding	Applicable Margin	Interest Rate (end of period)	Maturity
Revolving Credit Facility Loans(a)	$—	LIBOR+200bps(b)	—%	3/10/2022
Senior Secured Term Loan B	1,695,750	LIBOR+250 bps(b)	3.82%	3/10/2024
Senior Unsecured Notes	500,000	Fixed Rate	5.75%	9/15/2025
Total / Weighted-Average	$2,195,750		4.26%

(a)	The Revolving Credit Facility has a borrowing capacity of $500 million.

(b)	The LIBOR rate option is one-, two-, three- or six-month LIBOR rate and subject to an interest rate floor of 0 basis points.

LPL Financial Holdings Inc.
Key Business and Financial Metrics (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2017		Q1 2017		% Change		Q2 2016		% Change
Advisors
Advisors	14,256		14,354		(1%)		14,193		—%
Net New Advisors	(98)		(23)		n/m		100		n/m
Custom Clearing Service Subscribers(37)	3,703		3,935		(6%)		4,203		(12%)
Annualized commission and advisory fees per Advisor(38)	$215		$209		3%		$217		(1%)
Average Total Assets per Advisor ($ in millions)(39)	$38.0		$36.9		3%		$34.4		10%
Transition assistance loan amortization($ in millions)(40)	$14.0		$13.6		3%		$11.5		22%
Total client accounts (in millions)	4.6		4.6		—%		4.6		—%

Employees - period end	3,419		3,306		3%		3,283		4%

Productivity Metrics
Advisory Revenue as a percentage of Advisory Assets, excluding Hybrid RIA assets(41)	1.04%		1.04%		—		1.08%		(4	bps)
Gross Profit ROA(42)	28.7	bps	28.4	bps	0.3bps		28.3	bps	0.4bps
OPEX ROA(43)	18.4	bps	19.2	bps	(0.8	bps)	19.8	bps	(1.4bps	)
EBIT ROA (44)	10.3	bps	9.2	bps	1.1	bps	8.5	bps	1.8bps
Production Retention Rate (YTD Annualized)(45)	93.4%		95.4%		(200	bps)	96.8%		(340	bps)
Recurring Revenue Rate(46)	77.3%		76.0%		130	bps	73.8%		350	bps
EBITDA as a percentage of Gross Profit	43.7%		40.4%		330	bps	38.2%		550	bps

Capital Allocation per Share(47) (in millions, except per share data)
Share Repurchases	$36.2		$22.5		61%		$—		n/m
Dividends	22.6		22.6		—%		22.3		1%
Total Capital Allocated	$58.8		$45.1		30%		$22.3		164%
Weighted-average Share Count, Diluted	92.0		92.0		—%		89.7		3%
Total Capital Allocated per Share	$0.64		$0.49		31%		$0.25		156%

Endnote Disclosures

(1)
The information presented on pages 9-17 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” on page 3.

(2)	In the prior quarters, commission and advisory fees was referred to as Gross dealer concessions (GDC).

(3)
Cash sweep revenues consist of fees from the Company’s cash sweep program, specifically a money market sweep vehicle involving money market fund providers and two insured bank deposit sweep vehicles (see FNs 23, 24, and 25). Cash sweep revenues are a component of asset-based revenues and are derived from the Company’s Unaudited Condensed Consolidated Statements of Income.

(4)
Other asset-based revenues consist of revenues from the Company’s sponsorship programs with financial product manufacturers and omnibus processing and networking services, but not including fees from cash sweep programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company’s Unaudited Condensed Consolidated Statements of Income.

(5)	Interest income and other consists of interest income, net of interest expense as well as other revenues, as presented on the Company’s Unaudited Condensed Consolidated Statements of Income.

(6)	Gross Profit is a non-GAAP measure. Please see a description of Gross Profit under “Non-GAAP Financial Measures” on page 3 of this release for additional information.
(7)Core G&A is a non-GAAP measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expenses for the periods presented:

	Q2 2017	Q1 2017	Q2 2016
Operating Expense Reconciliation
Core G&A	$176,428	$177,026	$168,076
Regulatory charges	5,428	5,270	5,567
Promotional	32,006	36,654	34,717
Employee share-based compensation	5,033	5,229	4,721
Total G&A	218,895	224,179	213,081
Commissions and advisory	663,046	645,063	660,680
Depreciation & amortization	21,190	20,747	18,749
Amortization of intangible assets	9,453	9,491	9,509
Brokerage, clearing and exchange	13,890	14,186	13,609
Total operating expense	$926,474	$913,666	$915,628

(8)	Regulatory charges consist of items that the Company’s management relates to the resolution of regulatory issues (including remediation, restitution, and fines).

(9)
Promotional expenses include costs related to hosting of advisor conferences, business development costs related to recruiting, such as transition assistance, and amortization related to forgivable loans issued to advisors.

(10)
Employee share-based compensation expense represents share-based compensation for equity awards granted to employees, officers, and directors. Such awards are measured based on the grant date fair value and recognized over the requisite service period of the individual awards, which generally equals the vesting period.

(11)
Brokerage Assets is a component of Total Brokerage and Advisory Assets (see FN 13) and consists of assets serviced by advisors licensed with the Company’s broker-dealer subsidiary LPL Financial LLC (“LPL Financial”) that are custodied, networked, and non-networked, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition.

(12)
Advisory Assets is a component of Total Brokerage and Advisory Assets (see FN 13) and consists of advisory assets under management on LPL Financial’s corporate advisory platform (see FN 20) and Hybrid RIA assets in advisory accounts custodied at LPL Financial (see FN 21).

(13)
End of period Total Brokerage and Advisory Assets are comprised of assets that are custodied, networked, and non-networked, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition. End of period Insured Cash Account, Deposit Cash Account and Money Market Account Balances are also included in Total Brokerage and Advisory Assets.

(14)
Net New Advisory Assets consists of total client deposits into advisory accounts less total client withdrawals from advisory accounts. The Company considers conversions from and to brokerage accounts as deposits and withdrawals respectively.

(15)
Net New Brokerage Assets consists of total client deposits into brokerage accounts less total client withdrawals from brokerage accounts. The Company considers conversions from and to advisory accounts as deposits and withdrawals respectively.

(16)	Total Net New Assets is equal to the sum of Net New Advisory Assets and Net New Brokerage Assets.

(17)
Net Brokerage to Advisory Conversions consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage. Conversions to/from brokerage and advisory are undertaken when appropriate for investors.

(18)
Advisory NNA Annualized Growth is calculated as the Net New Advisory Assets as of the end of a period divided by Advisory Assets as of the end of the immediately preceding period and multiplying by four.

(19)
Total NNA Annualized Growth is calculated as the Total Net New Assets as of an end of the period divided by Total Brokerage and Advisory Assets as of the end of the immediately preceding period and multiplying by four.

(20)
Total Corporate Assets represents the sum of total brokerage assets serviced by advisors who are licensed with LPL Financial but not associated with Hybrid RIAs (see FN 21); and total advisory assets managed on LPL Financial's corporate advisory platform by advisors who are registered investment advisory representatives of LPL Financial. Total Corporate Assets are custodied, networked, and non-networked with the Company, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition.

(21)
The Company serves independent RIAs that conduct their advisory business through separate entities (“Hybrid RIAs”) operating pursuant to the Investment Advisers Act of 1940 or through their respective states' investment advisory licensing rules, rather than through LPL Financial. Advisors associated with Hybrid RIAs pay fees to access LPL Financial’s Hybrid RIA platform for an integrated offering of technology, clearing, compliance, and custody services to Hybrid RIAs. Most financial advisors associated with Hybrid RIAs carry their brokerage license with LPL Financial, although some financial advisors associated with Hybrid RIAs do not carry a brokerage license through LPL Financial. Total Hybrid Platform Assets consist of assets managed or serviced by advisors associated with a Hybrid RIA firm that are custodied, networked, and non-networked with LPL Financial, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition. This measure does not include assets managed by Hybrid RIAs that are custodied with a third-party custodian.

(22)
Total Brokerage and Advisory Retirement Assets are a component of Total Brokerage and Advisory Assets (see FN 13), and consist of retirement plan assets held in advisory and brokerage accounts that are custodied, networked, and non-networked with LPL Financial, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition. This measure does not include additional retirement plan assets serviced by advisors through either LPL Financial or Hybrid RIAs, which the Company currently estimates at $138 billion.

(23)
Insured Cash Account Balances represents advisors’ clients’ account balances in one of LPL Financial’s two insured bank deposit sweep vehicles at the end of the reporting period. These accounts are available to individuals, trusts (where beneficiaries are natural persons), and sole proprietorships, and these assets are included in Total Brokerage and Advisory Assets (see FN 13).

(24)
Deposit Cash Account Balances represents advisors’ clients’ account balances in one of LPL Financial’s two insured bank deposit sweep vehicles at the end of the reporting period. These accounts are available only to advisory individual retirement accounts (IRAs), and these assets are included in Total Brokerage and Advisory Assets (see FN 13).

(25)
Money Market Account Cash Balances represents advisors’ clients’ account balances in money market fund providers at the end of the reporting period. These assets are included in Total Brokerage and Advisory Assets (see FN 13).

(26)
Represents the sum of Insured Cash Account Balances, Deposit Cash Account Balances, and Money Market Account Cash Balances, which together comprise end of period assets in the Company’s cash sweep program. These assets are included in Total Brokerage and Advisory Assets (see FN 13).

(27)
With respect to the applicable cash sweep vehicle (Insured Cash Account, Deposit Cash Account and/or Money Market Account), reflects the average fee yield over the period, as calculated by dividing total fee revenue received from such vehicle by the average end of day balance level during the quarter in such vehicle.

(28)
The Company's base payout rate, a statistical or operating measure, is calculated as commission and advisory expenses, divided by commission and advisory fees, which were referred to in the prior quarters as GDC (see FN 2).

(29)
Non-GDC Sensitive Payout, a statistical or operating measure, includes share-based compensation expense from equity awards granted to advisors and financial institutions (see FN 31) and mark-to-market gains or losses on amounts designated by advisors as deferred. See FN 2 for additional information about GDC.

(30)	Credit Agreement EBITDA is a non-GAAP measure. Please see a description of Credit Agreement EBITDA under “Non-GAAP Financial Measures” on page 3 of this release for additional information.

(31)
Advisor share-based compensation expense represents share-based compensation expense for equity awards granted to advisors and financial institutions based on the fair value of the awards at each reporting period.

(32)
Other represents items that are adjustable in accordance with the Credit Agreement to calculate Credit Agreement EBITDA, including employee severance costs, employee signing costs, employee retention or completion bonuses, and other non-recurring costs.

(33)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(34)	Parent refers to LPL Holdings, Inc., a direct subsidiary of the Company, which is the Borrower under the Credit Agreement.

(35)	Under the Credit Agreement, management calculates Credit Agreement EBITDA for a four-quarter period at the end of each fiscal quarter, and in so doing may make further adjustments to prior quarters.

(36)	Credit Agreement Net Leverage Ratio is calculated in accordance with the Credit Agreement, which includes a maximum of $300 million of cash available for corporate use.

(37)
Custom Clearing Service Subscribers are financial advisors who are affiliated and licensed with insurance companies that receive customized clearing services, advisory platforms, and technology solutions from the Company.

(38)
A simple average advisor count is used to calculate "per advisor" metrics by taking the average advisor count from the current period and sequential period. The calculation uses the average advisor count at the beginning and the end of period, and excludes Custom Clearing Service Subscribers (see FN 37).

(39)	Based on end of period Total Brokerage and Advisory Assets (see FN 13) divided by end of period Advisor count.

(40)
Transition assistance consists of payments to newly recruited advisors and financial institutions to assist in the transition process. Smaller advisor practices receive payments that are charged to earnings in the current period, whereas larger advisor practices and financial institutions typically receive transition assistance in the form of forgivable loans or recoverable advances that are generally amortized into earnings over a period of three to five years. Transition assistance loan amortization represents the amortizable amount of forgivable loans or recoverable advances that are charged to earnings in the period presented.

(41)
Based on annualized advisory revenues divided by corporate advisory assets at the prior quarter's end (corporate advisory assets is defined as total Advisory Assets (see FN 12) less Hybrid Platform Advisory Assets (see FN 21)).

(42)	Represents annualized Gross Profit (see FN 6) for the period, divided by Total Brokerage and Advisory Assets (see FN 13) for the period.

(43)
Represents annualized operating expenses for the period, excluding production-related expense, divided by Total Brokerage and Advisory Assets (see FN 13) for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense.  For purposes of this metric, operating expenses includes include Core G&A (see FN 7), Regulatory (see FN 8), Promotional (see FN 9), Employee Share Based Compensation (see FN 10), Depreciation & Amortization, and Amortization of Intangible Assets.

(44)	EBIT ROA is calculated as Gross Profit ROA less OPEX ROA.

(45)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(46)
Recurring Revenue Rate refers to the percentage of total net revenue that was recurring revenue for the quarter. The Company tracks recurring revenue, a characterization of net revenue and a statistical measure, which management defines to include revenues from asset-based fees, advisory fees, trailing commissions, cash sweep programs, and certain other fees that are based upon accounts and advisors. Because certain recurring revenues are associated with asset balances, they will fluctuate depending on the market values and current interest rates. Accordingly, recurring revenue can be negatively impacted by adverse external market conditions. However, management believes that recurring revenue is meaningful despite these fluctuations because it is not dependent upon transaction volumes or other activity-based revenues, which are more difficult to predict, particularly in declining or volatile markets.

(47)	Capital Allocation per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.